                                                                                                                                  Filed Pursuant to Rule 433
Registration No. 333-158385
April 1, 2011
FREE WRITING PROSPECTUS
 (To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009,
Product Supplement dated April 9, 2009, and
Underlying Supplement no. 3 dated October 22, 2010 or
Underlying Supplement no. 4 dated October 22, 2010)

HSBC USA Inc.
Buffered Accelerated Market Participation SecuritiesTM (“AMPS”)

}	This free writing prospectus relates to four separate offerings:

–	AMPSTM linked to the S&P 500® Index

–	AMPSTM linked to the Russell 2000® Index

–	AMPSTM linked to the iShares® MSCI Japan Index Fund

–	AMPSTM linked to the iShares® MSCI Brazil Index Fund

}	15-month maturity

}	2x exposure to any positive return in the relevant reference asset, subject to a maximum return

}	Protection from the first 10% of any losses in the relevant reference asset, subject to the credit risk of HSBC USA Inc.

The Buffered Accelerated Market Participation SecuritiesTM (“AMPS” or, each a “security” and collectively the “securities") offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC USA Inc.  The AMPS will not be listed on any U.S. securities exchange or automated quotation system.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement, product supplement or underlying supplements. Any representation to the contrary is a criminal offense.  We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities.  HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker dealers or will offer the securities directly to investors.  In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any securities after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-19 of this free writing prospectus.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-8 of this document, page PS-4 of the accompanying product supplement, page S-3 of the accompanying prospectus supplement, page US3-1 of the accompanying underlying supplement no. 3, and page US4-2 of the accompanying underlying supplement no. 4.

	Price to Public	Fees and Commissions1	Proceeds to Issuer
Per security / Total linked to the SPX	$1,000 /
Per security / Total linked to the RTY	$1,000 /
Per security / Total linked to the EWJ	$1,000 /
Per security / Total linked to the EWZ	$1,000 /

1HSBC USA Inc. or one of our affiliates may pay varying discounts and commissions of up to 0.50% per $1,000 Principal Amount of securities in connection with the distribution of the securities, which may consist of a combination of selling concessions of up to 0.50% and referral fees of up to 0.50%.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-19 of this free writing prospectus.

HSBC USA Inc.

Buffered Accelerated Market Participation SecuritiesTM (AMPS)

S&P 500® Index
Russell 2000® Index
iShares® MSCI Japan Index Fund
iShares® MSCI Brazil Index Fund

This FWP relates to four separate offerings of AMPSTM by HSBC USA Inc., each linked to the performance of a different Reference Asset as indicated below.

Reference Asset	Market Exposure	Ticker	Maximum Cap1	CUSIP
S&P 500® Index (“SPX”)	large-cap U.S. equities	SPX	9.00% to 13.00%	4042K1FQ1
Russell 2000® Index (“RTY”)	small-cap U.S. equities	RTY	13.00% to 18.00%	4042K1FR9
iShares® MSCI Japan Index Fund(“EWJ”)	Japanese equities	EWJ	10.00% to 15.00%	4042K1FS7
iShares® MSCI Brazil Index Fund (“EWZ”)	Brazilian equities	EWZ	16.00% to 21.00%	4042K1FT5

1 Expected range.  The actual Maximum Cap with respect to each offering will be determined on the Pricing Date.

Indicative Terms*

Principal Amount	$1,000 per security
Term	15 months
Upside Participation Rate	200% (2x) exposure to any positive Reference Return, subject to the relevant Maximum Cap
Buffer Value	With respect to each offering, -10%
Payment at Maturity per security
If the relevant underlying Reference Return is greater than zero, you will receive the lesser of:
a) $1,000 + ($1,000 × Reference Return ×  Upside Participation Rate); and
b) $1,000 + ($1,000 × Maximum Cap).

If the relevant Reference Return is less than or equal to zero but greater than or equal to the Buffer Value:
$1,000 (zero return).

If the relevant Reference Return is less than the relevant Buffer Value:
$1,000 + [$1,000 × (Reference Return + 10%)]. For example, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount. If the Reference Return is less than the relevant Buffer Value, you may lose up to 90% of your investment.

Reference Return	Final Value – Initial Value Initial Value
Initial Value	See page FWP-5
Final Value	See page FWP-5
Pricing Date	April 20, 2011
Trade Date	April 20, 2011
Original Issue Date	April 26, 2011
Final Valuation Date	July 20, 2012
Maturity Date	July 25, 2012
* As more fully described beginning on page FWP-4.

The AMPSTM

For investors who seek a particular Market Exposure and who believe the corresponding Reference Asset will appreciate over the term of the AMPS, the AMPS provide an opportunity for accelerated returns (subject to a Maximum Cap). If the Reference Return is below the Buffer Value, then the AMPS provide 1:1 exposure to any potential decline in the Reference Asset beyond -10%.

If the relevant Reference Asset appreciates over the term of the securities, you will realize 200% (2x) of the relevant Reference Asset appreciation up to the relevant Maximum Cap. Should the relevant Reference Asset decline, you will lose 1% of your investment for every 1% decline in the relevant Reference Asset beyond the -10% Buffer Value.

The offering period for the AMPS is through April 20, 2011

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Payoff Example

The table at right shows the hypothetical payout profile of an investment in the securities reflecting the 200% (2x) Upside Participation Rate and assuming a 9% Maximum Cap.  The actual Maximum Cap with respect to your AMPS will be determined on the Pricing Date.

Information about each Reference Asset

S&P 500® Index	Russell 2000® Index
The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of 3/25/11 were: Information Technology, Financials, Energy, Industrials and Health Care.

The RTY is designed to track the performance of the small-capitalization segment of the U.S. equity market. It consists of the smallest 2,000 companies included in the Russell 3000® Index, which is composed of the 3,000 largest U.S. companies as determined by market capitalization.

The top 5 industry groups by market capitalization as of 2/28/11 were: Financial Services, Technology, Consumer Discretionary, Producer Durables and  Health Care.

iShares® MSCI Japan Index Fund	iShares® MSCI Brazil Index Fund
The EWJ seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Japanese equities market, as measured by the MSCI Japan Index.

The EWZ seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Brazilian market, as measured by the MSCI Brazil Index.

The top 5 industry groups by market capitalization as of 2/28/11 were: Materials, Energy, Financials, Consumer Staples and Utilities.

For further information on each Reference Asset please see “The S&P 500® Index”, “The Russell 2000® Index”, “The iShares® MSCI Japan Index Fund”, or “The iShares® MSCI Brazil Index Fund”,  as applicable, on page FWP-13, FWP-14, FWP-15 or FWP-18, as applicable, and in the accompanying underlying supplement no. 3 or no. 4, as applicable.  We have derived all disclosure regarding the Reference Assets from publicly available information.  Neither HSBC USA Inc. or any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about the Reference Assets.

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HSBC USA Inc.
Buffered Accelerated Market Participation SecuritiesTM (AMPS)

S&P 500® Index
Russell 2000® Index
iShares® MSCI Japan Index Fund
iShares® MSCI Brazil Index Fund

All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Buffered Accelerated Market Participation Securities. Each offering of securities will have the respective terms described in this free writing prospectus and the accompanying product supplement, prospectus supplement, prospectus and relevant underlying supplement.  If the terms of the securities offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus or relevant underlying supplement, the terms described in this free writing prospectus shall control. You should be willing to forgo interest and dividend payments during the term of the securities and, if the relevant Reference Return is negative, lose up to 90% of your principal.

This free writing prospectus relates to multiple offerings of securities, each linked to the performance of a specific index or index fund (each index or index fund, a “Reference Asset”). Each of the four offerings of securities is linked to a different index or index fund and each of the four securities will likely have a different Maximum Cap. The performance of each offering of securities does not depend on the performance of any other offering of securities.  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the relevant Reference Asset as described below.  The following key terms relate to the offerings of securities:
Issuer:	HSBC USA Inc.
Issuer Rating:	AA- (S&P), A1 (Moody’s), AA (Fitch)†
Principal Amount:	$1,000 per security
Reference Asset:	The relevant underlying index or index fund, as indicated below
Reference Asset	Ticker	Upside Participation Rate	Maximum Cap1	CUSIP/ISIN
S&P 500® Index	SPX	200%	9.00% to 13.00%	4042K1FQ1 /
Russell 2000® Index	RTY	200%	13.00% to 18.00%	4042K1FR9 /
iShares® MSCI Japan Index Fund	EWJ	200%	10.00% to 15.00%	4042K1FS7 /
iShares® MSCI Brazil Index Fund	EWZ	200%	16.00% to 21.00%	4042K1FT5 /
Trade Date:	April 20, 2011
Pricing Date:	April 20, 2011
Original Issue Date:	April 26, 2011
Final Valuation Date:	July 20, 2012. The Final Valuation Date is subject to adjustment as described under “Additional Terms of the Notes” in the relevant accompanying underlying supplement.
Maturity Date:
3 business days after the Final Valuation Date, which is expected to be July 25, 2012.  The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes” in the relevant accompanying underlying supplement.

Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.

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Final Settlement Value:
If the relevant Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:
(a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and
(b) $1,000 + ($1,000 × Maximum Cap).

If the relevant Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 Principal Amount of securities (zero return).

If the relevant Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:
$1,000 + [$1,000 × (Reference Return + 10%)].

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Value.  For example, because the buffer protects the first 10% of loss, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount.  If the Reference Return is less than the Buffer Value, you may lose up to 90% of your investment.

Reference Return:	With respect to each Reference Asset, the quotient, expressed as a percentage, calculated as follows:
Final Value – Initial Value Initial Value
Buffer Value	With respect to each offering, -10%
Initial Value:	The Official Closing Value of the relevant Reference Asset on the Pricing Date.
Final Value:
With respect to each of the SPX and the RTY, the Official Closing Value of such Reference Asset on the Final Valuation Date.  With respect to the EWJ and the EWZ, the Official Closing Value of such Reference Asset on the Final Valuation Date, adjusted by the calculation agent as described under “Additional Terms of the Notes—Antidilution and Reorganization Adjustments” in the accompanying underlying supplement no. 4.

Official Closing Value:
The closing level or closing price, as applicable, of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the value displayed on the relevant Bloomberg Professional® service page (with respect to the SPX, “SPX <INDEX>”, with respect to the RTY, “RTY <INDEX>”, with respect to the EWJ, “EWJ UP <EQUITY>” and with respect to the EWZ, “EWZ UP <EQUITY>”) or, for each Reference Asset, any successor page on Bloomberg Professional® service or any successor service, as applicable.

Form of securities:	Book-Entry
Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.

1 Expected with respect to each offering of securities.  The actual Maximum Cap for each offering of securities will be determined on the Pricing Date and, with respect to the securities linked to the SPX, will not be less than 9.00% or greater than 13.00%, with respect to the securities linked to the RTY, will not be less than 13.00% or greater than 18.00%, with respect to the securities linked to the EWJ, will not be less than 10.00% or greater than 15.00%, and with respect to the securities linked to the EWZ, will not be less than 16.00% or greater than 21.00%.

† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The securities themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

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GENERAL
This free writing prospectus relates to four separate security offerings, each linked to a different Reference Asset identified on the cover page.  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset.  We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  Although each offering of securities relates to a Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to such Reference Asset or any component security included in such Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009, and either underlying supplement no. 3 dated October 22, 2010 (for securities linked to the SPX or the RTY) or underlying supplement no. 4 dated October 22, 2010 (for securities linked to the EWJ or the EWZ), as applicable.  All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Buffered Accelerated Market Participation Securities. If the terms of the securities offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus, or relevant underlying supplement, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-8 of this free writing prospectus, page PS-4 of the product supplement, page S-3 of the prospectus supplement and either page US3-1 of underlying supplement no. 3 or page US4-2 of underlying supplement no. 4 as applicable, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, a product supplement and underlying supplements) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The product supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

For securities linked to the SPX or the RTY:

}	The underlying supplement no. 3 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm

For securities linked to the EWJ or the EWZ:

}	The underlying supplement no. 4 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055207/v199610_424b2.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities.  You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance.  In the event of any material changes to the terms of the securities, we will notify you.

PAYMENT AT MATURITY
On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the relevant Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:

(a)    $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and

(b)    $1,000 + ($1,000 × Maximum Cap).

If the relevant Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 Principal Amount of securities (zero return).

If the relevant Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 10%)].

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Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Value.  For example, because the buffer protects the first 10% loss, subject to the credit risk of HSBC, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount.  You should be aware that if the relevant Reference Return is less than the Buffer Value, you may lose up to 90% of your investment.

Interest
The securities will not pay periodic interest.

Calculation Agent
We or one of our affiliates will act as calculation agent with respect to the securities.

Trustee
Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, the securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent
Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Sponsor and Reference Issuer
With respect to securities linked to the SPX, Standard and Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., is the reference sponsor.  With respect to securities linked to the RTY, the Russell Investment Group is the reference sponsor.  With respect to securities linked to the EWJ, iShares, Inc. is the reference issuer. With respect to securities linked to the EWZ, iShares, Inc. is the reference issuer.

INVESTOR SUITABILITY
The securities may be suitable for you if:

}
You seek an investment with an enhanced return linked to the potential positive performance of the relevant Reference Asset and you believe the value of such Reference Asset will increase over the term of the securities.

}
You are willing to invest in the securities based on the Maximum Cap indicated herein with respect to that security offering, which may limit your return at maturity. The actual Maximum Cap for each offering of securities will be determined on the Pricing Date.

}	You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the relevant Reference Return is less than -10%.

}
You do not prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You are willing to forego dividends or other distributions paid to holders of stocks comprising the relevant Reference Asset, or the Reference Asset itself, as applicable.

}	You do not seek current income from your investment.

}	You do not seek an investment for which there is an active secondary market.

}	You are willing to hold the securities to maturity.

}	You are comfortable with the creditworthiness of HSBC, as issuer of the securities.

The securities may not be suitable for you if:

}	You believe the relevant Reference Return will be negative on the Final Valuation Date or that the relevant Reference Return will not be sufficiently positive to provide you with your desired return.

}
You are unwilling to invest in the securities based on the Maximum Cap indicated herein with respect to that security offering, which may limit your return at maturity.  The actual Maximum Cap for each offering of securities will be determined on the Pricing Date.

}	You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the relevant Reference Return is below -10%.

}	You seek an investment that provides a full return of principal.

}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You prefer to receive the dividends or other distributions paid on any stocks comprising the relevant Reference Asset, or the Reference Asset itself, as applicable.

}	You seek current income from your investment.

}	You seek an investment for which there will be an active secondary market.

}	You are unable or unwilling to hold the securities to maturity.

}	You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the securities.

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RISK FACTORS
We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement, on page PS-4 of the accompanying product supplement and on either page US3-1 of underlying supplement no. 3 or page US4-2 of underlying supplement no. 4, as applicable.  Investing in the securities is not equivalent to investing directly in any of the stocks comprising the relevant Reference Asset or the Reference Asset itself, as applicable.  You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying product supplement, prospectus supplement , prospectus and relevant underlying supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, product supplement and relevant underlying supplement including the explanation of risks relating to the securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement;

If your securities are linked to the RTY:

}	“— There are Risks Associated With Small-Capitalization Stocks” in underlying supplement no. 3;

If your securities are linked to the EWJ or the EWZ:

}	“— Additional Risks Relating to Notes Linked to the Performance of Exchange-Traded Funds” in the product supplement;

}	“— The Notes are Subject to Currency Exchange Risk” in underlying supplement no. 4;

}
“—Securities Prices Generally are subject to Political, Economic, Financial and Social Factors that Apply to the Markets in which they Trade and, to a Lesser Extent, Foreign Markets” in underlying supplement no. 4; and

If your securities are linked to the EWZ:

}	“— There are Risks Associated with Emerging Markets” in underlying supplement no. 4.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.
You will be exposed to the decline in the Final Value from the Initial Value beyond the Buffer Value of -10%.  Accordingly, if the relevant Reference Return is less than -10%, your Payment at Maturity will be less than the Principal Amount of your securities.  You may lose up to 90% of your investment at maturity if the relevant Reference Return is negative.

The appreciation on the securities is limited by the relevant Maximum Cap.
You will not participate in any appreciation in the value of the relevant Reference Asset (as magnified by the Upside Participation Rate) beyond the relevant Maximum Cap.  The Maximum Cap (to be determined on the Pricing Date) will not be less than 9.00% or greater than 13.00% with respect to securities linked to the SPX, will not be less than 13.00% or greater than 18.00% with respect to securities linked to the RTY, will not be less than 10.00% or greater than 15.00% with respect to securities linked to the EWJ and will not be less than 16.00% or greater than 21.00% with respect to securities linked to the EWZ. You will not receive a return on the securities greater than the relevant Maximum Cap.

Credit risk of HSBC USA Inc.
The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party.  As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law.  Any payment to be made on the securities, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

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An index fund and its underlying index are different.
The performance of an index fund may not exactly replicate the performance of its underlying index, because the index fund will reflect transaction costs and fees that are not included in the calculation of its underlying index.  It is also possible that an index fund may not fully replicate or may in certain circumstances diverge significantly from the performance of its underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the index fund or due to other circumstances. An index fund may use futures contracts, options, swap agreements, currency forwards and repurchase agreements in seeking performance that corresponds to its underlying index and in managing cash flows.

The Reference Assets that are index funds are subject to management risk.
The Reference Assets that are index funds are not managed according to traditional methods of ‘‘active’’ investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the index funds, utilizing a ‘‘passive’’ or indexing investment approach, attempt to approximate the investment performance of their respective underlying indices by investing in a portfolio of securities that generally replicate the respective underlying index. Therefore, unless a specific security is removed from the respective underlying index, the respective index fund generally would not sell a security because the security’s issuer was in financial trouble. In addition, the index funds are subject to the risk that the investment strategy of the index funds’ investment advisors may not produce the intended results.

There is limited anti-dilution protection.
For certain events affecting shares of a Reference Asset that is an index fund, such as stock splits or extraordinary dividends, the calculation agent may make adjustments to the relevant Final Value which may affect your Final Settlement Value. However, the calculation agent is not required to make an adjustment for every corporate action which affects the shares of the relevant Reference Asset. If an event occurs that does not require the calculation agent to adjust the amount of the shares of the relevant Reference Asset, the market price of the securities and the Final Settlement Value may be materially and adversely affected.

The securities will not bear interest.
As a holder of the securities, you will not receive periodic interest payments.

Changes that affect the relevant Reference Asset will affect the market value of the securities and the amount you will receive at maturity.
The policies of the reference sponsor or reference issuer of the relevant Reference Asset concerning additions, deletions and substitutions of the constituents comprising such Reference Asset and the manner in which the reference sponsor or reference issuer takes account of certain changes affecting those constituents included in such Reference Asset may affect the value of such Reference Asset.  The policies of the reference sponsor or reference issuer with respect to the calculation of the relevant Reference Asset could also affect the value of such Reference Asset.  The reference sponsor or reference issuer may discontinue or suspend calculation or dissemination of its relevant Reference Asset. Any such actions could affect the value of the securities.

Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

The securities are not insured by any governmental agency of the United States or any other jurisdiction.
The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

Certain built-in costs are likely to adversely affect the value of the securities prior to maturity.
While the Payment at Maturity described in this free writing prospectus is based on the full Principal Amount of your securities, the original issue price of the securities includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The securities lack liquidity.
The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to

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trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts.
HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.
For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” herein, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES
The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of the relevant Reference Asset relative to its Initial Value.  We cannot predict the Final Value of the relevant Reference Asset.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events.  You should not take this illustration or these examples as an indication or assurance of the expected performance of the relevant Reference Asset to which your securities are linked or return on the securities.  With respect to the securities, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in securities for a hypothetical range of performance for the relevant Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below.  The “Hypothetical Return on the Security” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of securities to $1,000.  The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals.  The following table and examples assume the following:

}	Principal Amount:	$1,000

}	Upside Participation Rate:	200%

}	Hypothetical Maximum Cap:
9.00% (The actual Maximum Cap for each offering of securities will be determined on the Pricing Date and, with respect to the securities linked to the SPX, will not be less than 9.00% or greater than 13.00%, with respect to the securities linked to the RTY, will not be less than 13.00% or greater than 18.00%, with respect to the securities linked to the EWJ, will not be less than 10.00% or greater than 15.00%, and with respect to the securities linked to the EWZ, will not be less than 16.00% or greater than 21.00%)

The actual Initial Value and Maximum Cap with respect to each offering of securities will be determined on the Pricing Date.

Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Security
100.00%	$1,090.00	9.00%
80.00%	$1,090.00	9.00%
60.00%	$1,090.00	9.00%
40.00%	$1,090.00	9.00%
20.00%	$1,090.00	9.00%
15.00%	$1,090.00	9.00%
10.00%	$1,090.00	9.00%
5.00%	$1,090.00	9.00%
4.50%	$1,090.00	9.00%
2.00%	$1,040.00	4.00%
1.00%	$1,020.00	2.00%
0.00%	$1,000.00	0.00%
-1.00%	$1,000.00	0.00%
-2.00%	$1,000.00	0.00%
-5.00%	$1,000.00	0.00%
-10.00%	$1,000.00	0.00%
-15.00%	$950.00	-5.00%
-20.00%	$900.00	-10.00%
-30.00%	$800.00	-20.00%
-40.00%	$700.00	-30.00%
-60.00%	$500.00	-50.00%
-80.00%	$300.00	-70.00%
-100.00%	$100.00	-90.00%

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The following examples indicate how the final settlement value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The relevant Reference Return is 3.00%.

Reference Return:	3.00%
Final Settlement Value:	$1,060.00
Because the relevant Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is less than the hypothetical Maximum Cap, the Final Settlement Value would be $1,060.00 per $1,000 Principal Amount of securities calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

= $1,000 + ($1,000 × 3.00% × 200%)

= $1,060.00

Example 1 shows that you will receive the return of your principal investment plus a return equal to the relevant Reference Return multiplied by 200% when such Reference Return is positive and such amount is equal to or less than the relevant Maximum Cap.

Example 2: The relevant Reference Return is 10.00%.

Reference Return:	10.00%
Final Settlement Value:	$1,090.00
Because the relevant Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is greater than the hypothetical Maximum Cap, the Final Settlement Value would be $1,090.00 per $1,000 Principal Amount of securities calculated as follows:

$1,000 + ($1,000 × Maximum Cap)

= $1,000 + ($1,000 × 9.00%)

= $1,090.00

Example 2 shows that you will receive the return of your principal investment plus a return equal to the Maximum Cap when the relevant Reference Return is positive and such Reference Return multiplied by 200% exceeds the relevant Maximum Cap.

Example 3: The relevant Reference Return is -5.00%.

Reference Return:	-5.00%
Final Settlement Value:	$1,000.00
Because the relevant Reference Return is less than zero but greater than the Buffer Value, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount of securities (a zero return).

Example 3 shows that you will receive the return of your principal investment where the value of the relevant Reference Asset declines by no more than 10% over the term of the securities.

Example 4: The relevant Reference Return is -30.00%.

Reference Return:	-30.00%
Final Settlement Value:	$800.00
Here, the relevant Reference Return is -30.00%.  Because the Reference Return is less than the Buffer Value of -10%, the Final Settlement Value would be $800.00 per $1,000 Principal Amount of securities calculated as follows:

$1,000 + [$1,000 × (Reference Return + 10%)]

= $1,000 + [$1,000 × (-30.00% + 10%)]

= $800.00

Example 4 shows that you are exposed on a 1-to-1 basis to declines in the value of the Reference Asset beyond the Buffer Amount of    -10%.  YOU MAY LOSE UP TO 90% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

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INFORMATION RELATING TO THE SECURITIES LINKED TO THE S&P 500® INDEX

The disclosure relating to the SPX contained below relates only to the offering of securities linked to the SPX.

Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of 3/25/11 were: Information Technology, Financials, Energy, Industrials and Health Care.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the monthly historical closing levels from March 31, 2006 through March 24, 2011 (using March 24, 2011 as the monthly historical closing level for March 2011).  The closing level for the SPX on March 24, 2011 was 1,309.66. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

For more information about the SPX, see “The S&P 500® Index” on page US3-4 of the accompanying underlying supplement no. 3.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the SPX on the Final Valuation Date.

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INFORMATION RELATING TO THE SECURITIES LINKED TO THE RUSSELL 2000® INDEX The disclosure relating to the RTY contained below relates only to the offering of securities linked to the RTY.
Description of the RTY

The RTY is designed to track the performance of the small capitalization segment of the United States equity market.  All 2,000 stocks are traded on the New York Stock Exchange or NASDAQ, and the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index.  The Russell 3000® Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98% of the United States equity market.

The top 5 industry groups by market capitalization as of 2/28/11 were: Financial Services, Technology, Consumer Discretionary, Producer Durables and Health Care.

Historical Performance of the RTY

The following graph sets forth the historical performance of the RTY based on the monthly historical closing levels from  March 31, 2006 through March 24, 2011 (using March 24, 2011 as the monthly historical closing level for March 2011).  The closing level for the RTY on  March 24, 2011 was 817.10. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

For more information about the RTY, see “The Russell 2000® Index” on page US3-8 of the accompanying underlying supplement no. 3.

The historical levels of the RTY should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the RTY on the Final Valuation Date.

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INFORMATION RELATING TO THE SECURITIES LINKED TO THE iSHARES® MSCI JAPAN INDEX FUND

The disclosure relating to the EWJ contained below relates only to the offering of securities linked to the EWJ.

Description of the EWJ

We have derived all information contained in this document regarding the EWJ, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  Such information reflects the policies of, and is subject to change by iShares®, Inc. (“iShares”).  We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.  The reference asset is an investment portfolio maintained and managed by iShares and advised by BlackRock Fund Advisors (“BFA”).  iShares is a registered investment company that consists of numerous separate investment portfolios, including the reference asset.  The shares of the reference asset are listed and trade at market prices on a national securities exchange such as the Chicago Board Options Exchange, NASDAQ, NYSE or NYSE Arca under the exchange trading symbol “EWJ”.

Information provided to or filed with the SEC by iShares pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at www.sec.gov.  Information from outside sources is not incorporated by reference in, and should not be considered a part of, this document.  We make no representation or warranty as to the accuracy or completeness or such information.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  As a prospective purchaser of securities, you should undertake an independent investigation of the EWJ as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EWJ.

Investment Objective and Strategy

The EWJ seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the MSCI Japan Index.    The MSCI Japan Index was developed by MSCI Inc. (“MSCI”) to measure the performance of the Japanese equity market.

The EWJ uses a representative sampling strategy (as described below under “Representative Sampling”) to try to track the MSCI Japan Index.  The reference asset will at all times invest at least 90% of its assets in the securities of the MSCI Japan Index and ADRs based on securities of  the MSCI Japan Index, and may invest the remainder of its assets in securities not held by the MSCI Japan Index, but which BFA believes will help the reference asset track the underlying index.  The EWJ also may invest its other assets in securities not in the MSCI Japan Index, futures contracts, options on futures contracts, options and swaps related to the MSCI Japan Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Representative Sampling

The EWJ pursues a “representative sampling” strategy in attempting to track the performance of the MSCI Japan Index, and generally does not hold all of the equity securities held by the MSCI Japan Index.  The EWJ invests in a representative sample of securities in the MSCI Japan Index, which have a similar investment profile as the MSCI Japan Index.  Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MSCI Japan Index.

Correlation

The EWJ is an actual investment portfolio.  The performance of the EWJ and the MSCI Japan Index will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs), and timing variances.  A figure of 100% would indicate perfect correlation.  Any correlation of less than 100% is called “tracking error.”  The EWJ, using representative sampling, can be expected to have a greater tracking error than a fund using replication.  Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The EWJ will not concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries, except that the EWJ will concentrate its investments to approximately the same extent that the MSCI Japan Index is so concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Description of the MSCI Japan Index

All information in this document regarding the MSCI Japan Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information.  Such information reflects the policies of, and is subject to change by, MSCI or any of its affiliates (the “MSCI Japan Index sponsor”).  The MSCI Japan Index sponsor owns the copyright and all other rights to the MSCI Japan Index.  The MSCI Japan Index sponsor has no obligation to continue to publish, and may discontinue publication of, the MSCI Japan Index.  We do not assume any responsibility for the accuracy or completeness of such information.  Historical performance of the MSCI Japan Index is not an indication of future performance.  Future performance of the

FWP-15

MSCI Japan Index may differ significantly from historical performance, either positively or negatively.

The MSCI Japan Index is published by MSCI and is intended to be a free float-adjusted average of the U.S. dollar values of the Japanese securities listed on the Tokyo Stock Exchange, Osaka Stock Exchange, JASDAQ and Nagoya Stock Exchange.  The MSCI Japan Index has a base date of December 31, 1987.

Maintenance of and changes to the MSCI Indices

MSCI maintains the MSCI Indices with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets and segments.  In maintaining the MSCI Indices, emphasis is also placed on continuity, continuous investability of constituents, replicability, index stability and minimizing turnover in the indices.

As part of the changes to MSCI’s methodology which became effective in May 2008, maintenance of the indices falls into three broad categories:

●
semi-annual reviews, which will occur each May and November and will involve a comprehensive reevaluation of the market, the universe of eligible securities and other factors involved in composing the indices;

●	quarterly reviews, which will occur each February and August and will focus on significant changes in the market since the last semi-annual review; and

●
ongoing event-related changes, which will generally be reflected in the indices at the time of the event and will include changes resulting from mergers, acquisitions, spin-offs, bankruptcies, reorganizations, issuances and other extraordinary transactions, corporate actions and events.

Based on these reviews, additional components may be added, and current components may be removed, at any time.  MSCI generally announces all changes resulting from semi-annual reviews, quarterly reviews and ongoing events in advance of their implementation, although in exceptional cases they may be announced during market hours for same or next day implementation.

Prices and exchange rates

Prices

The prices used to calculate the MSCI Indices are the official exchange closing prices or those figures accepted as such.  MSCI reserves the right to use an alternative pricing source on any given day.

Exchange rates

MSCI uses the foreign exchange rates published by WM / Reuters at 4:00 p.m., London time.  MSCI uses WM / Reuters rates for all developed and emerging markets.

In case WM/Reuters does not provide rates for specific markets on given days (for example Christmas Day and New Year Day), the previous business day’s rates are normally used.

MSCI continues to monitor exchange rates independently and may, under exceptional circumstances, elect to use an alternative exchange rate if the WM / Reuters rates are not available, or if MSCI determines that the WM / Reuters rates are not reflective of market circumstances for a given currency on a particular day.  In such circumstances, an announcement would be sent to clients with the related information.  If appropriate, MSCI may conduct a consultation with the investment community to gather feedback on the most relevant exchange rate.

The MSCI Japan Index Calculation

The performance of the MSCI Japan Index is a free float-adjusted average of the U.S. dollar values of the Japanese securities listed on the Tokyo Stock Exchange, Osaka Stock Exchange, JASDAQ and Nagoya Stock Exchange.  The MSCI Japan Index has a base date of December 31, 1987.

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market.  In general, all prices are taken from the main stock exchange in each market.  The MSCI Japan Index is rebalanced quarterly, calculated in U.S. dollars on a real time basis, and disseminated every 60 seconds during market trading hours.  It is also calculated on an end of day basis.

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Historical Performance of the EWJ

The following graph sets forth the historical performance of the EWJ based on the monthly historical closing prices from March 31, 2006 through March 24, 2011 (using March 24, 2011 as the monthly historical closing price for March 2011).  The closing price for the EWJ on March 24, 2011 was $10.59.  We obtained the closing prices below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical prices of the EWJ should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the EWJ on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2006	3/31/2006	$14.52	$13.18	$14.38
4/3/2006	6/30/2006	$15.55	$12.28	$13.67
7/3/2006	9/29/2006	$14.08	$12.36	$13.54
10/2/2006	12/29/2006	$14.26	$13.03	$14.22
1/3/2007	3/30/2007	$15.16	$13.83	$14.61
4/2/2007	6/29/2007	$14.75	$14.19	$14.55
7/2/2007	9/28/2007	$14.80	$13.35	$14.30
10/1/2007	12/31/2007	$14.70	$13.03	$13.29
1/2/2008	3/31/2008	$13.33	$11.53	$12.37
4/1/2008	6/30/2008	$13.82	$12.36	$12.48
7/1/2008	9/30/2008	$12.53	$10.10	$10.66
10/1/2008	12/31/2008	$10.64	$7.66	$9.60
1/2/2009	3/31/2009	$9.71	$6.84	$7.91
4/1/2009	6/30/2009	$9.66	$7.92	$9.43
7/1/2009	9/30/2009	$10.38	$9.10	$9.94
10/1/2009	12/31/2009	$10.15	$9.20	$9.74
1/4/2010	3/31/2010	$10.60	$9.68	$10.44
4/1/2010	6/30/2010	$10.71	$9.15	$9.20
7/1/2010	9/30/2010	$10.04	$9.16	$9.89
10/1/2010	12/31/2010	$11.00	$9.69	$10.91
1/3/2011*	3/24/2011*	$11.63	$9.25	$10.59

* As of the date of this free writing prospectus available information for the first calendar quarter of 2011 includes data for the period from January 3, 2011 through March 24, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2011.  The closing price of EWJ on March 24, 2011 was $10.59.

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INFORMATION RELATING TO THE SECURITIES LINKED TO THE iSHARES® MSCI BRAZIL INDEX FUND The disclosure relating to the EWZ contained below relates only to the offering of securities linked to the EWZ.
Description of the EWZ

The EWZ seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Brazilian market, as measured by the MSCI Brazil Index.

The top 5 industry groups by market capitalization as of 2/28/11 were: Materials, Energy, Financials, Consumer Staples, and Utilities.

Historical Performance of the EWZ

The following graph sets forth the historical performance of the EWZ based on the monthly historical closing prices from March 31, 2006 through March 24, 2011 (using March 24, 2011 as the monthly historical closing price for March 2011).  The closing price for the EWZ on March 24, 2011 was $75.21.  We obtained the closing prices below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

For more information about the EWZ, see “The iShares® MSCI Brazil Index Fund” on page US4-9 of the accompanying underlying supplement no. 4.

The historical prices of the EWZ should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the EWZ on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2006	3/31/2006	$43.19	$33.86	$39.90
4/3/2006	6/30/2006	$46.98	$31.66	$39.14
7/3/2006	9/29/2006	$41.12	$34.99	$38.47
10/2/2006	12/29/2006	$46.96	$38.05	$46.68
1/3/2007	3/30/2007	$49.98	$42.00	$49.17
4/2/2007	6/29/2007	$63.35	$48.85	$61.35
7/2/2007	9/28/2007	$74.72	$46.61	$74.09
10/1/2007	12/31/2007	$87.65	$71.00	$80.70
1/2/2008	3/31/2008	$88.77	$64.00	$77.03
4/1/2008	6/30/2008	$102.20	$77.48	$89.59
7/1/2008	9/30/2008	$88.97	$48.66	$56.57
10/1/2008	12/31/2008	$56.63	$26.64	$34.90
1/2/2009	3/31/2009	$41.03	$31.15	$37.67
4/1/2009	6/30/2009	$58.62	$37.24	$52.97
7/1/2009	9/30/2009	$68.50	$48.03	$67.67
10/1/2009	12/31/2009	$80.92	$65.08	$74.61
1/4/2010	3/31/2010	$78.29	$60.85	$73.66
4/1/2010	6/30/2010	$76.08	$57.20	$61.96
7/1/2010	9/30/2010	$77.11	$60.89	$76.93
10/1/2010	12/31/2010	$81.75	$73.20	$77.40
1/3/2011*	3/24/2011*	$78.98	$70.10	$75.21

* As of the date of this free writing prospectus available information for the first calendar quarter of 2011 includes data for the period from January 3, 2011 through March 24, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2011.  The closing price of EWZ on March 24, 2011 was $75.21.

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SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC for distribution to other registered broker dealers or will offer the securities directly to investors.  HSBC Securities (USA) Inc. proposes to offer the securities at the offering price set forth on the cover page of this free writing prospectus and will receive underwriting discounts and commissions of up to 0.50%, or $5.00, per $1,000 Principal Amount of securities.  HSBC Securities (USA) Inc. may allow selling concessions on sales of such securities by other brokers or dealers of up to 0.50%, or $5.00, and may pay referral fees to other broker-dealers of up to 0.50%, or $5.00, per $1,000 Principal Amount of securities.

An affiliate of HSBC has paid or may pay in the future an amount to broker dealers in connection with the costs of the continuing implementation of systems to support these securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See ‘Supplemental Plan of Distribution’ on page S-52 in the prospectus supplement. All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.

We expect that delivery of the securities will be made against payment for the securities on or about the Original Issue Date set forth on page FWP-2 of this document, which is expected to be the fourth business day following the Trade Date of the securities. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on the Trade Date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid forward or other executory contract with respect to the relevant Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes.  Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special  U.S. tax counsel, Sidley Austin llp, it is reasonable to treat a security as a pre-paid forward or other executory contract with respect to the relevant Reference Asset.  Pursuant to this approach and subject to the discussion below regarding “constructive ownership transactions”, we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.

Despite the foregoing, U.S. holders (as defined under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”) contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the EWJ and the EWZ (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in the securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of a security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder determined as if the U.S. holder had acquired the Underlying Shares on the original issue date of the security at fair market value and sold them at fair market value on the Maturity Date (if the security was held until the Maturity Date) or on the date of sale or exchange of the security (if the security was sold or exchanged prior to the Maturity Date) (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the security (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the security).

Although the matter is not clear, there exists a risk that an investment in the securities linked to the EWJ or the EWZ will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a security linked to the EWJ or the EWZ will be recharacterized as ordinary income. It is

FWP-19

possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each security linked to the EWJ or the EWZ will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of such a security over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such security for an amount equal to the “issue price” of the security and, upon the date of sale, exchange or maturity of the security, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the security). Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

We will not attempt to ascertain whether any of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, is or becomes a PFIC or a USRPHC.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-20

TABLE OF CONTENTS
You should only rely on the information contained in this free writing prospectus, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This free writing prospectus, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this free writing prospectus, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$   Buffered Accelerated Market
Participation Securities Linked to
the S&P 500® Index

$   Buffered Accelerated Market
Participation Securities Linked to
the Russell 2000® Index

$   Buffered Accelerated Market
Participation Securities Linked to
the iShares® MSCI Japan Index Fund

$   Buffered Accelerated Market
Participation Securities Linked to
the iShares® MSCI Brazil Index Fund

April 1, 2011

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-6
Payment at Maturity	FWP-6
Investor Suitability	FWP-7
Risk Factors	FWP-8
Illustrative Examples	FWP-11
Information Relating to the Securities Linked to the S&P 500® Index	FWP-13
Information Relating to the Securities Linked to the Russell 2000® Index	FWP-14
Information Relating to the Securities Linked to the iShares® MSCI Japan Index Fund	FWP-15
Information Relating to the Securities Linked to the iShares® MSCI Brazil Index Fund	FWP-18
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-19
Certain U.S. Federal Income Tax Considerations	FWP-19
Underlying Supplement no. 3
Risk Factors	US3-1
The S&P 500® Index	US3-4
The Russell 2000® Index	US3-8
The Dow Jones Industrial AverageSM	US3-11
The Hang Seng China Enterprises Index®	US3-13
The Hang Seng® Index	US3-15
The Korea Stock Price Index 200	US3-17
MSCI Indices	US3-20
The Dow Jones EURO STOXX 50® Index	US3-24
The PHLX Housing SectorSM Index	US3-26
The TOPIX® Index	US3-30
The NASDAQ-100 Index®	US3-33
S&P BRIC 40 Index	US3-37
The Nikkei 225 Index	US3-40
The FTSE™ 100 Index	US3-42
Other Components	US3-44
Additional Terms of the Notes	US3-44
Underlying Supplement no. 4
Risk Factors	US4-2
The DIAMONDS® Trust, Series 1	US4-9
The POWERSHARES QQQ TRUSTSM, SERIES 1	US4-12
The iShares® MSCI Mexico Investable Market Index Fund	US4-14
The iShares® MSCI Brazil Index Fund	US4-19
The iShares® MSCI Emerging Markets Index Fund	US4-22
The iShares® MSCI EAFE Index Fund	US4-25
The SPDR Trust Series 1	US4-27
The Market Vectors Gold Miners ETF	US4-26
The Oil Service HOLDRSSM Trust	US4-30
The iShares® Dow Jones U.S. Real Estate Index Fund	US4-32
The iShares® FTSE/Xinhua China 25 Index Fund	US4-36
The iShares® S&P Latin America 40 Index Fund	US4-39
The Financial Select Sector SPDR® Fund	US4-42
The Semiconductor HOLDRSSM Trust	US4-46
The iShares® Dow Jones Transportation Average Index Fund	US4-48
The Energy Select SPDR® Fund	US4-50
The Health Care Select SPDR® Fund	US4-53
Other Components	US4-56
Additional Terms of the Notes	US4-56
Product Supplement
Notice to Investors	PS-1
Product Supplement Summary	PS-1
Risk Factors	PS-4
Pricing Supplement Overview	PS-7
Valuation of the Notes	PS-7
Hypothetical Examples	PS-10
Specific Terms of the Notes	PS-19
Certain U.S. Federal Income Tax Considerations	PS-24
Events of Default and Acceleration	PS-25
Information Regarding the Reference Asset and Reference Issuers	PS-25
Certain ERISA Considerations	PS-25
Validity of the Notes	PS-25
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59